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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                 July 16, 2001

Packeteer, Inc.
10495 N. De Anza Boulevard
Cupertino, California 95014

         Re: Packeteer, Inc.- Registration Statement for Offering of an
             Aggregate of 3,938,635 Shares of Common Stock

Dear Ladies and Gentlemen:

         We have acted as counsel to Packeteer, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 3,938,635 additional shares of Common Stock, par value $0.001, of the Company (the "Shares") for issuance under the Company's 1999 Stock Incentive Plan, as amended to date (the "Stock Plan"), and the Company's 1999 Employee Stock Purchase Plan (the "ESPP," and, together with the Stock Plan, the "Plans").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and implementation of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of stock option agreements duly authorized under the Stock Plan and in accordance with the Registration Statement, (b) duly authorized direct stock issuances under the Stock Plan effected in accordance with the Registration Statement, or (c) duly authorized stock purchase rights issued under the ESPP effected in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                                     Very truly yours,

                                 /S/ BROBECK, PHLEGER & HARRISON LLP